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                                                            Draft dated:  8/7/98




                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported)
                                 July 23, 1998


                        GENERAL GROWTH PROPERTIES, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   1-11656                42-1283895
            --------                   -------                ----------
 (State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
 of incorporation)                                       Identification Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
                  --------------------------------------------
               (Address of principal executive offices, Zip Code)

                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report.)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         U.S. PRIME PROPERTY INC.

         On July 23, 1998, GGP Ivanhoe III, Inc. ("Ivanhoe III"), an affiliate of GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), acquired U.S. Prime Property Inc. ("USPPI"), a private real estate investment trust ("REIT") controlled by institutional investors, effective as of June 30, 1998, through a merger (the "Merger") of a wholly-owned subsidiary of Ivanhoe III (the "Transitory Subsidiary") with and into USPPI. The general partner of the Operating Partnership is General Growth Properties, Inc., a Delaware Corporation (the "Company") which holds approximately a 65.9% interest in the Operating Partnership (assuming conversion of all Operating Partnership preferred units into Operating Partnership common units). The Merger was effected pursuant to the terms of a Merger Agreement, dated May 14, 1998 (the "Merger Agreement"), among USPPI, the Operating Partnership and the Transitory Subsidiary. The Operating Partnership subsequently assigned its rights and obligations under the Merger Agreement and its interest in the Transitory Subsidiary to Ivanhoe III. Effective upon the consummation of the Merger, the name of USPPI was changed to GGP Ivanhoe II, Inc. The common stock of Ivanhoe III, which will elect to be taxed as a REIT, is owned 51% by the Operating Partnership and 49% by an affiliate of Ivanhoe, Inc. of Montreal, Quebec, Canada ("Ivanhoe"). The Ivanhoe affiliate is also a 49% joint venture partner in GGP Ivanhoe, Inc., another joint venture with the Operating Partnership formed in 1997, which owns two shopping centers. It is currently contemplated that the assets indirectly acquired through the Merger will continue to be used in the shopping mall business.

         Except as described below, there is no material relationship between USPPI or its former controlling stockholders, on the one hand, and the Company, its affiliates, officers or directors or any associates thereof, on the other hand.

         The aggregate consideration paid pursuant to the Merger Agreement was $625 million less certain adjustments (including a credit of approximately $64 million for outstanding mortgage indebtedness on the Meadows Mall and accrued interest thereon as well as credits for tenant allowances, construction costs, commissions, due diligence items and certain miscellaneous expenses). The consideration payable under the Merger Agreement was determined as a result of arm's length negotiations between the Operating Partnership and USPPI. During the negotiations, the Operating Partnership considered, among other factors, historical and expected cash flow from USPPI's real estate holdings, the nature of the tenancies and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and taxes on the properties and anticipated changes therein under the new ownership, the outlots and expansion areas available, the terms of the existing mortgages and prospects for financing and refinancing of the centers, the physical condition and locations of the properties, the anticipated effect on the financial results of the Operating


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         Partnership and Ivanhoe (collectively, the "Investors") (including, but not limited to, the Company's funds from operations) and capitalization rates at which the Operating Partnership believes other comparable shopping centers have recently sold. No separate independent appraisals were obtained by the Operating Partnership in connection with the Merger.

         The acquisition was financed with a $392 million loan from Lehman Brothers Holdings Inc., d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., bearing interest at a fluctuating rate equal to the per annum rate of LIBOR plus 90 basis points (adjusted monthly), and capital contributions by the Investors, in proportion to their common stock ownership in Ivanhoe III. The loan will mature on July 1, 1999. The Operating Partnership and Ivanhoe made initial capital contributions, aggregating $179 million, to Ivanhoe III. Such contributions include approximately $10 million which is intended to be used to fund working capital and costs relating to the acquisition and financing. The Operating Partnership's capital contribution was financed through its line of credit with Union Bank of Switzerland, with the $18.75 million deposit made by the Operating Partnership concurrently with the execution of the Merger Agreement being credited against the Operating Partnership's capital contribution.

         In connection with the transactions described above, the Operating Partnership and Ivanhoe entered into a Stockholders Agreement (the "Stockholders Agreement") relating to Ivanhoe III. The Stockholders Agreement provides that the Operating Partnership has the right to elect three members of the Board of Directors of Ivanhoe III and Ivanhoe has the right to elect two members of the Board of Directors. Pursuant to the terms of the Stockholders Agreement, the Board of Directors of Ivanhoe III generally acts by majority vote, except that certain major decisions, such as the decision to sell or finance a property and the approval of operating budgets, require the approval of at least one director designated by each Investor. Affiliates of the Operating Partnership will provide property management, leasing, development and certain other services to Ivanhoe III.

         Additionally, the Stockholders Agreement contains provisions relating to the transfer of Ivanhoe III stock. Each Investor generally may transfer shares of Ivanhoe III to a third party (other than certain persons engaged in competitive businesses), subject to a right of first refusal in favor of the other. However, no Ivanhoe III stock may be transferred if the transfer would jeopardize Ivanhoe III's status as a REIT or cause Ivanhoe III not to be a domestically controlled REIT under applicable tax law.

         The Stockholders Agreement also provides for buy-sell rights which may be exercised by the Investors. Specifically, each Investor has the right, which generally is exercisable on or after the fifth anniversary of the closing date, to initiate a buy-sell procedure by delivering a notice to the other which specifies a per share price for the Ivanhoe III stock. Upon receipt of the notice, the other Investor may elect to sell its shares to the initiating Investor or buy the shares of



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         the initiating Investor for the per share price specified in the buy-sell notice. However, upon receipt of a buy-sell notice from Ivanhoe, the Operating Partnership has a one-time right to cause the stock of Ivanhoe III or the properties directly and indirectly owned by Ivanhoe III to be offered to third parties during the fifteen month period following the Operating Partnership's exercise of such right for a purchase price per share which generally is no less than that specified in the buy-sell notice.

         Finally, Ivanhoe has certain rights to require the Operating Partnership to purchase all or a portion of its Ivanhoe III stock. Ivanhoe has the right, which is exercisable within thirty days following each of the fifth and the seventh anniversaries of the closing date, to require that the Operating Partnership purchase all of its Ivanhoe III stock for a purchase price determined by reference to the value of the Ivanhoe III assets. Ivanhoe also has the right to require that the Operating Partnership purchase its Ivanhoe III stock to the extent necessary to maintain the status of Ivanhoe III as a domestically controlled REIT under applicable tax law.

         The purchase prices payable by the Operating Partnership and Ivanhoe in connection with such sales and purchases of Ivanhoe III stock generally are payable in cash. However, in the event that the Operating Partnership is to purchase Ivanhoe's shares of Ivanhoe III, the Company may elect to purchase such shares (in lieu of the Operating Partnership) for cash, shares of Company common stock (based on then current trading prices) or a combination thereof at the election of the Company.

         USPPI directly or indirectly owns 100% of the following properties which will be managed by an affiliate of the Operating Partnership:


                                           TOTAL
                                       GROSS LEASABLE
                                        AREA ("GLA")
                         YEAR OPENED/     MALL AND
                         REMODELED OR   FREESTANDING                                                     ANCHOR
NAME OF CENTER/LOCATION    EXPANDED     GLA (SQ.FT.)                        ANCHORS                     VACANCIES
-----------------------    --------     -----------     ----------------------------------------------  ---------
    Park City Center     1970/1988,       1,382,837/    Boscov's, the Bon Ton, Sears, JCPenney, Kohl's    None
      Lancaster, PA         1997            481,192
    Landmark Mall         NA/1989,          965,137/    Hecht's, JCPenney, Sears                          None
      Alexandria, VA        1990            324,496
    Oglethorpe Mall         1969/           950,140/    Belks, Rich's, JCPenney, Sears, Steinmart         None
      Savannah, GA       (5 times)          402,169
    Meadows Mall         1978/1995          946,444/    Dillard's, JCPenney, Macy's, Sears                None
      Las Vegas, NV                         309,591
    Mayfair Mall         1958/1986          841,610/    Marshall Fields, The Boston Store                 None
      Wauwatosa, WI                         342,300
    Mayfair Offices      1958-1982/         420,278/    N/A                                               None
      Wauwatosa, WI         1989                N/A
    Northgate Mall       1972/1991          805,408/    JCPenney, Proffitt's, Sears                       None
      Chattanooga, TN       1998            233,474


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        The USPPI portfolio contains approximately 5.9 million square feet of retail GLA. The mall store and freestanding store portions of the portfolio are currently approximately 88% leased.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a), (b) The requisite financial information for the USPPI portfolio is hereby incorporated herein by reference from the Company's Current Report on Form 8-K/A (File No. 1-11656) dated June 2, 1998.

        (c)  Exhibits

        See Exhibit Index attached hereto and incorporated herein.



                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GENERAL GROWTH PROPERTIES, INC.



Date:  August 7, 1998                        By: /s/ Bernard Freibaum
                                                 ------------------------------
                                                 Bernard Freibaum
                                                 Executive Vice President and
                                                 Chief Financial Officer




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                                 EXHIBIT INDEX


Exhibit                                                                    Page
Number       Name                                                         Number
------       ---------------------------------------------------------    ------
 2.1         Merger Agreement, dated May 14, 1998, among GGP Limited
             Partnership, GGP Acquisition L.L.C. and U.S. Prime
             Property Inc.*

 4.1         Certificate of Designations, Preferences and Rights of
             7.25% Preferred Income Equity Redeemable Stock, Series A.




(*) Previously filed by the Company as Exhibit #2.3 to its Current Report on Form 8-K dated May 26, 1998.


















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